As filed with the Securities and Exchange Commission on June 21, 2006
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ELAN CORPORATION, plc
(Exact name of registrant as specified in its charter)

Ireland	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

Treasury Building
Lower Grand Canal Street
Dublin 2, Ireland
(Address of principal executive offices)
__________________________________________

Elan Corporation, plc 2006 Long Term Incentive Plan

(Full title of the plan)
___________________________________________

Cahill Gordon & Reindel LLP
80 Pine Street
New York, New York 10005-1702
Attention: Christopher T. Cox, Esq.
(212) 701-3000
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Shane M. Cooke
Executive Vice President and Chief Financial Officer
Elan Corporation, plc
Treasury Building
Lower Grand Canal Street
Dublin 2, Ireland
(353) 1-709-4000

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Ordinary Shares, par value 5 Euro cents each (1)	10,000,000(2)	$16.38(3)	$163,800,000(3)	$17,526.60

(1) American Depositary Shares (“Elan ADSs”), evidenced by American Depositary Receipts, issuable upon deposit of Ordinary Shares, par value 5 Euro cents each (the “Ordinary Shares”), of Elan Corporation, plc (“Elan”) are registered on a separate registration statement on Form F-6. Each Elan ADS represents one Ordinary Share.
(2)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, the amount being registered also include such indeterminate number of additional Ordinary Shares as may become issuable under the anti-dilution provisions of Elan’s 2006 Long Term Incentive Plan.

(3)
Estimated solely for the purpose of calculating the registration fee, computed pursuant to Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low sales prices of an Elan ADS, as reported in the New York Stock Exchange - Composite Transactions System on June 20, 2006.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.	Plan Information.*

ITEM 2.	Registrant Information and Employee Plan Annual Information.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents have been filed by Elan Corporation, plc (“Elan,” the “Registrant” or the “Company”) with the Securities and Exchange Commission (the “Commission”) (File No. 1-13896) and are hereby incorporated by reference into this Registration Statement:

Elan’s Annual Report on Form 20-F for the fiscal year ended December 31, 2005, filed with the Commission on March 30, 2006;

Elan’s Reports of Foreign Issuer on Form 6-K furnished to the Commission on January 10, 2006, January 23, 2006, February 9, 2006, February 15, 2006, February 28, 2006, March 1, 2006 (relating to the Phase III multiple sclerosis clinical trial results and safety evaluation for TYSABRI®), March 9, 2006, March 21, 2006, March 22, 2006, March 29, 2006, April 7, 2006, May 4, 2006, May 18, 2006, May 25, 2006, May 26, 2006 and June 5, 2006; and

The description of Elan’s Ordinary Shares and American Depositary Shares contained in Elan’s Registration Statement on Form 8-A, filed with the Commission on October 30, 1990, as amended by Elan’s Form 8-A/A2 filed with the Commission on June 4, 1999 and Elan’s Form 8A/A3 filed with the Commission on December 6, 2004.

In addition, all documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. The Company may also incorporate by reference into this Registration Statement any Report of Foreign Issuer on Form 6-K (or portion thereof) subsequently furnished by the Company to the Commission by identifying in such Form 6-K that it (or such portion thereof) is being incorporated by reference into this Registration Statement. Any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Except to the extent indicated below, there is no charter provision, by-law, contract, arrangement or statute under which any director or officer of the Company is insured or indemnified in any manner against any liability which he or she may incur in his or her capacity as such.

Paragraph 115 of the Memorandum and Articles of Association of the Company provides as follows:

115. Every Director and other officer of the Company (other than an auditor) shall be indemnified out of the assets of the Company against any cost, expense, liability or other matter incurred by him in defending any proceedings, whether civil or criminal, in relation to his acts while acting in such office in which judgment is given in his favour or in which he is acquitted or in connection with any application in which relief is granted to him by the Court under the Acts.

Section 200 of the Irish Companies Act of 1963 (as amended) provides as follows:

(1) Subject as hereinafter provided, any provision whether contained in the articles of a company or in any contract with a company or otherwise for exempting any officer of the company or any person employed by the company as auditor from, or indemnifying him against, any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company shall be void, so, however, that:

(a)
nothing in this section shall operate to deprive any person of any exemption or right to be indemnified in respect of anything done or omitted to be done by him while any such provision was in force; and

(b)
notwithstanding anything in this section, a company may, in pursuance of any such provision as aforesaid, indemnify any such officer or auditor against any liability incurred by him in defending proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted, or in connection with any application under section 391 of the Companies Act, 1963, or section 42 of the Companies (Amendment) Act, 1983, in which relief is granted to him by the court.

(2) Notwithstanding subsection (1), a company may purchase and maintain for any of its officers or auditors insurance in respect of any liability referred to in that subsection.

(3) Notwithstanding any provision contained in an enactment, the articles of a company or otherwise, a director may be counted in the quorum and may vote on any resolution to purchase or maintain any insurance under which the director may benefit.

(4) Any directors’ and officers’ insurance purchased or maintained by a company before the date on which the amendments made to this section by the Companies (Auditing and Accounting) Act 2003 came into operation is as valid and effective as it would have been if those amendments had been in operation when that insurance was purchased or maintained.

(5) In this section a reference to an officer or auditor includes any former or current officer or auditor of the company, as the case may be.

The Company has granted contractual indemnities to its directors, its secretary and a number of members of its management (“Indemnified Persons”). Under these contractual indemnities, the Indemnified Persons will be indemnified by the Company against certain liabilities, including any liabilities arising out of anything done or not done by the Indemnified Persons in the context of any offering for the subscription or purchase of the Company’s securities. These contractual indemnities will remain in effect for as long as the Indemnified Persons are subject to any possible claim of a type covered by the indemnities. Certain matters are, however, excluded from these contractual indemnities, including any event based on any dishonest or fraudulent act or omission or willful misconduct by or on behalf of the Indemnified Persons. In the case of the Company’s directors and secretary, their indemnities will only have effect so long as the indemnity complies with Irish law, including in particular Section 200 of the Irish Companies Act, 1963 (as described above).

The Company maintains a standard form of directors’ and officers’ liability insurance policy, which provides coverage to its directors and officers for certain liabilities.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS.

The following is a complete list of exhibits filed or incorporated by reference as a part of this Registration Statement:

Exhibit No.	Description
4.1	Memorandum and Articles of Association of Elan.
4.2
Amended and Restated Deposit Agreement, dated as of May 17, 1996 as further amended and restated as of November 12, 2003, among Elan, The Bank of New York, as Depositary, and the holders from time to time of American Depositary Receipts issued thereunder (incorporated by reference to Exhibit 3(a) of the Registration Statement on Form F-6 of Elan, Registration No. 333-110428, filed with the Commission on November 12, 2003).

4.3	Specimen of American Depositary Receipt, evidencing American Depositary Shares, representing deposited Ordinary Shares (included in Exhibit 4.2).
4.4	Elan Corporation, plc 2006 Long Term Incentive Plan
5.1	Opinion of A&L Goodbody Solicitors with respect to the legality of the Ordinary Shares being registered hereby.
23.1	Consent of A&L Goodbody (included in Exhibit 5.1).
23.2	Consent of KPMG, Independent Registered Public Accounting Firm.
24	Powers of Attorney (included on the signature pages of this Registration Statement).

ITEM 9.	UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland, on the 21st day of June, 2006.

ELAN CORPORATION, PLC
By: /s/ Shane M. Cooke
Name: Shane M. Cooke
Title: Executive Vice President
and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Shane M. Cooke and William F. Daniel, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign the Registration Statement on Form S-8 under the Securities Act of 1933, as amended, to sign any and all pre- or post-effective amendments to the Registration Statement on Form S-8, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ G. Kelly Martin (G. Kelly Martin)	President and Chief Executive Officer and Director (Principal Executive Officer)	June 6, 2006
/s/ Shane M. Cooke (Shane M. Cooke)	Chief Financial Officer, Executive Vice President and Director (Principal Financial Officer)	June 21, 2006
/s/ Nigel Clerkin (Nigel Clerkin)	Senior Vice President, Finance and Group Controller (Principal Accounting Officer)	June 21, 2006
/s/ Kyran McLaughlin (Kyran McLaughlin)	Chairman of the Board	June 21, 2006
/s/ Göran Ando, M.D. (Göran Ando, M.D.)	Director	June 21, 2006
/s/ Laurence G. Crowley (Laurence G. Crowley)	Director	June 21, 2006

Signature	Title	Date

/s/ William F. Daniel (William F. Daniel)	Director	June 21, 2006
/s/ Lars Ekman, M.D., Ph.D. (Lars Ekman, M.D., Ph.D.)	Director	June 21, 2006
/s/ Alan R. Gillespie, CBE, Ph.D. (Alan R. Gillespie, CBE, Ph.D.)	Director	June 7, 2006
__________________ (Ann Maynard Gray)	Director	June , 2006
/s/ Gary Kennedy (Gary Kennedy)	Director	June 12, 2006
/s/ Kieran McGowan (Kieran McGowan)	Director	June 6, 2006
/s/ William R. Rohn (William R. Rohn)	Director	June 21, 2006
/s/ Dennis J. Selkoe, M.D. (Dennis J. Selkoe, M.D.)	Director	June 7, 2006

AUTHORIZED REPRESENTATIVE
Elan Pharmaceuticals, Inc.
By: /s/ G. Kelly Martin (G. Kelly Martin)	President and Chief Executive Officer	June 6, 2006

Exhibit Index

Exhibit No.	Description
4.1	Memorandum and Articles of Association of Elan.
4.2
Amended and Restated Deposit Agreement, dated as of May 17, 1996 as further amended and restated as of November 12, 2003, among Elan, The Bank of New York, as Depositary, and the holders from time to time of American Depositary Receipts issued thereunder (incorporated by reference to Exhibit 3(a) of the Registration Statement on Form F-6 of Elan, Registration No. 333-110428, filed with the Commission on November 12, 2003).

4.3	Specimen of American Depositary Receipt, evidencing American Depositary Shares, representing deposited Ordinary Shares (included in Exhibit 4.2).
4.4	Elan Corporation, plc 2006 Long Term Incentive Plan
5.1	Opinion of A&L Goodbody Solicitors with respect to the legality of the Ordinary Shares being registered hereby.
23.1	Consent of A&L Goodbody (included in Exhibit 5.1).
23.2	Consent of KPMG, Independent Registered Public Accounting Firm.
24	Powers of Attorney (included on the signature pages of this Registration Statement).